Exhibit 99.9

CONSENT OF STOUT RISIUS ROSS, LLC

Integrated Rail and Resources Acquisition Corp.

400 W. Morse Boulevard, Suite 220

Winter Park, FL 32789

Attention: Board of Directors

RE:	Proxy Statement of Integrated Rail and Resources Acquisition Corp. (the “SPAC”) / Prospectus of Uinta Infrastructure Group Corp. (“Holdings”), which forms part of Amendment No. 2 to the Registration Statement on Form S-4 of Holdings (the “Registration Statement”)

Members of the Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated February 2, 2025, to the Board of Directors of the SPAC as Annex J to the Proxy Statement/Prospectus included in Amendment No. 2 to the Registration Statement filed with the Securities and Exchange Commission today and the references to our firm and our opinion, including the quotation or summarization of such opinion, in such Registration Statement, under the headings “QUESTIONS AND ANSWERS ABOUT THE BUSINESS COMBINATION,” ““SUMMARY OF THE PROXY STATEMENT/PROSPECTUS” and “THE BUSINESS COMBINATION – Summary of Fairness Opinion.” The foregoing consent applies only to Amendment No. 2 to the Registration Statement being filed with the Securities and Exchange Commission today and not to any other amendments or supplements to the Registration Statement, and our opinion is not to be filed with, included in or referred to in whole or in part in any other registration statement (including any other amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Dated: February 7, 2025

/s/ Stout Risius Ross, LLC
Stout Risius Ross, LLC